CLICKINCOMES.COM
Balance Sheet
As of March 31, 2000

                          March 31,
                          '00
ASSETS
Current Assets
Checking/Savings
1000-00 - Cash
1010-00 - Petty Cash      200.00
1020-00 - Wells Fargo -   119,372.12
General
1030-00 - Wells Fargo -   100.00
Payroll
1040-00 - Wells Fargo -   100.00
Commissions
1050-00 - Wells Fargo -   100.00
Merchant
Total 1000-00 Cash        119,872.12

Total Checking/Savings    119,872.12

Total Current Assets      119,872.12

Fixed Assets
1500-00 - Fixed Assets
1520-00 -  Furniture &    3,608.99
Equipment
1530-00 -  Computer       14,905.85
Equipment
1535-00 -  Computer       624.81
Software
Total 1500-00 -  Fixed    19,139.65
Assets
Total Fixed Assets
Other Assets
1710-00 - Prepaid         219.00
Expense
Total Other Assets        219.00
TOTAL ASSETS              139,230.77

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
2200-00 -  Accounts       1,165.56
Payable
Total Accounts Payable    1,165.56